AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________ ___. 2012

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ORCHIDS PAPER PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2956944 (I.R.S. Employer Identification No.)

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Snyder

Chief Executive Officer

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

Donald E. Figliulo, Esq.

Polsinelli Shughart PC

161 N. Clark Street, Suite 4200

Chicago, Illinois 60601

(312) 463-6311 (phone)

(312) 893-2164 (fax)

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

____________________________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.001 par value	-	-	-
Warrants	-	-	-
Units	-	-	-
Total	-	$50,000,000(3)	$5,730

(1)	We are registering hereunder such indeterminate number of shares of common stock, warrants and units as shall have an aggregate initial offering price not to exceed $50,000,000.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000. The securities registered hereunder may be sold separately or with other securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement serves to transition the outstanding and effective shelf registration statement of the Orchids Paper Products Company, filed with the Securities and Exchange Commission on June 29, 2009 (Registration Statement No. 333-160305) to this registration statement. Upon filing and effectiveness, this registration statement replaces the previous registration statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT AN INVITATION FOR OFFERS TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE NOT PERMITTED.

Subject to completion, dated May 31, 2012

PROSPECTUS

$50,000,000

ORCHIDS PAPER PRODUCTS COMPANY

Common Stock
Warrants
Units

From time to time, we may sell any of the securities listed above. This prospectus describes some of the general terms that may apply to an offering of the securities listed above. We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before making your investment decision. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE MKT or any securities exchange or market of the securities covered by the prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “TIS.”

_______________________

Investing in our securities involves significant risks, which we describe in our annual report on Form 10-K for the year ended December 31, 2011 and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus. See also “Risk Factors” beginning at page 3 of this prospectus to read about certain factors you should consider before deciding whether to invest our securities.

_______________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________ ___, 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference “forward-looking statements.” We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things:

•	our business strategy;

•	the market opportunity for our products, including expected demand for our products;

•	our estimates regarding our capital requirements and capabilities and capacities of our business operations;

•	our projections of revenue, earnings, capital structure, and other financial items; and

•	any of our other plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions.

You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements. Factors that could materially affect our actual results, levels of activity, performance or achievements include, but are not limited to, those detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 7, 2012, and include the following items:

•	intense competition in our markets and aggressive pricing by our competitors could force us to decrease our prices and reduce our profitability;

•	a substantial percentage of our converted product revenues are attributable to a small number of customers who may decrease or cease purchases at any time;

•	disruption in our supply or increase in the cost of fiber;

•	increased competition in our region;

•	changes in our retail trade customers' policies and increased dependence on key retailers in developed markets;

•	excess supply in the market may reduce our prices;

•	the availability of and prices for energy;

•	failure to purchase the contracted quantity of natural gas may result in financial exposure;

•	our exposure to variable interest rates;

•	the loss of key personnel;

•	labor interruption;

•	natural disaster or other disruption to our facilities;

•	ability to finance the capital requirements of our business;

•	cost to comply with existing and new laws and regulations;

•	failure to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud;

•	the parent roll market is a commodity market and subject to fluctuations in demand and pricing;

•	indebtedness limits our cash flow and subjects us to restrictive covenants relating to the operation of our business;

•	an inability to continue to implement our business strategies; and

1

•	inability to sell the capacity generated from our converting line.

If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements after the date of this prospectus for any reason, whether as a result of new information, future events, or otherwise.

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock, warrants or units comprised of one or more of the other securities described in this prospectus, in one or more offerings up to a total dollar amount of $50,000,000. The warrants and units may be convertible into or exercisable or exchangeable for common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of those securities.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of our business and the offered securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying securities in any offering.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “Orchids,” “the Company” or similar references mean Orchids Paper Products Company.

You should rely only on the information contained, or incorporated by reference, in this prospectus, any prospectus supplement or any other offering material that we authorize. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

The information contained in this prospectus or a prospectus supplement or amendment or any other offering material that we authorize, or incorporated herein or therein by reference, is accurate only as of the date of such documents, regardless of the time of delivery of this prospectus or prospectus supplement or amendment or any other offering material that we authorize, as applicable, or of any sale of the securities.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, and any updates in our subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

ORCHIDS PAPER PRODUCTS COMPANY

We are an integrated manufacturer of tissue products serving the private label consumer, or "at-home," tissue market. We produce bulk tissue paper, known as parent rolls, and convert parent rolls into finished products, including paper towels, bathroom tissue and paper napkins. We sell any remaining parent rolls to other converters who operate mainly in the away-from-home tissue converting business. Our core customer base consists of dollar stores and other discount retailers. By dollar stores, we mean retailers that offer a limited selection across a broad range of products at everyday low prices in a smaller store format. We have focused on the dollar stores (which are also referred to as value retailers) and the broader discount retail market because of their overall market growth, consistent order patterns and low number of stock keeping units or SKUs. The at-home tissue market consists of several quality levels, including a value tier, mid-tier and premium tier. Our historical business strategy has focused on the value tier market, primarily due to the dollar stores’ concentration of product offerings in that market and, to some extent, limitations of certain manufacturing equipment. As part of our growth strategy, we began to systematically invest in manufacturing assets to improve quality, expand our product offerings and strengthen our position as a low cost manufacturer. This began with the start-up of a new paper machine in 2006 which provided the opportunity to produce parent rolls for value tier, mid-tier and premium tier converted products and improved our cost structure. Further, we undertook an expansion project that included the purchase and installation of a new converting line and the construction of a new converted product warehouse in mid-2010. This project had three main objectives: increase the capacity of our converting operation, provide the capability to produce higher-quality mid-tier and premium tier converted products and reduce warehousing costs by centralizing all warehousing and shipping. We own a 36-acre property in Pryor, Oklahoma and conduct all of our business from that location. Parent roll production is housed in our paper mill, which consists of two facilities including four paper machines. We also have a converting facility with eleven lines of converting equipment and a 245,000 square foot finished goods warehouse.

3

While we have customers located throughout the United States, most of our products are distributed within an approximate 900-mile radius of our Oklahoma facility. However, our sales efforts are focused on an area within approximately 500 miles of our facility in northeast Oklahoma, which includes Texas, Oklahoma, Kansas, Missouri, Arkansas, Nebraska and Iowa. Because we are one of the few tissue paper manufacturers in this area, we typically have lower freight costs to our customers' distribution centers located in our target region. At-home tissue market growth has historically been closely correlated to population growth and as such, performs well in a variety of economic conditions. Our target region has experienced strong population growth for the ten years ended 2010 relative to the national average, and these trends are expected to continue.

Our principal executive offices are located at 4826 Hunt Street Pryor, Oklahoma 74361, and our telephone at that address is (918) 825-0616.

Our principal executive officers are Robert A. Snyder, Chief Executive Officer, and Keith R. Schroeder, Chief Financial Officer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Copies of certain information filed by us with the SEC are also available on our web site at http://www.orchidspaper.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other documents that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC public’s public reference room or through its website.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 7, 2012, and Quarterly Report on Form 10-Q filed with the SEC on May 3, 2012;

•	portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed with the SEC on April 10, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 20, March 9, and May 17, 2012 and portions of our Current Report on Form 8-K filed on February 8, 2012 (except, in any case, the portions furnished and not filed pursuant to Item 7.01 or otherwise);

4

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 8, 2005, including any amendment or reports filed for the purpose of updating such description.

We encourage you to read our periodic and current reports, as they provide additional information about us which prudent investors find important. You may request a copy of these filings without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by writing to or by telephoning us at the following address:

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 824-4605

Attention: Chief Financial Officer

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.orchidspaper.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our working capital and other general corporate purposes, including capital expenditures, acquisitions and investments, as well for repayment or refinancing of borrowings. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering. Pending any specific application, we may initially invest funds in short-term marketable securities.

5

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and provisions of our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”). This description is only a summary and does not purport to be complete. For information on how you can obtain those documents, see “Where You Can Find More Information.”

General

As of the date of this prospectus, we are authorized to issue up to 25,000,000 shares of our common stock, par value $.001 per share. As of May 2, 2012, there were 7,533,975 shares of our common stock outstanding.

Common Stock

Voting. Holders of our common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors.

Dividends. Holders of common stock are entitled to receive ratably dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities.

Miscellaneous. The holders of our common stock have no preemptive or other subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock.

Anti-Takeover Provisions

Provisions of Delaware General Corporation Law and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary below does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws.

Interested Stockholder Transactions under Delaware Law.

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

6

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws.

Provisions in our current Certificate of Incorporation and Bylaws may have the effect of discouraging or delaying certain transactions that may result in a change in control of our company or management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and Bylaws:

•	provide that stockholders cannot act by written consent.

•	provide that stockholders do not have cumulative voting rights.

•	provide that stockholders do not have the power to call a special meeting.

•	impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•	provide that the Company indemnifies our officers and directors against losses incurred in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

•	permit the Company to issue shares of common stock without any action by stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

•	requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of the Company in order for the stockholders to amend the Bylaws.

7

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. We will describe the particular terms of any warrants that we may offer under this prospectus in more detail in the applicable prospectus supplement.

General

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related common stock will be separately transferable;

•	the price at which each share of common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the provisions for changes to or adjustments in the exercise price, if any;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights.

We may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to cure ambiguities in the warrant agreement or to effect changes that we deem necessary or desirable and which do not materially and adversely affect the interests of the holders of the warrants.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of warrants are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the warrant agreements (including any amendments or supplements we may enter into from time to time which are permitted under the warrants). For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants and will be available as described under “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

8

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the units and any securities underlying the units are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the unit agreements (including any amendments or supplements we may enter into from time to time which are permitted under the unit agreements). For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell securities covered by this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties. These third parties may in turn engage in sales of the shares of our common stock pursuant to this prospectus and applicable prospectus supplement in order to hedge their position and use the shares of our common stock to close out any loan of the shares or short position created in connection with those sales. We may also loan or pledge shares of common stock covered by this prospectus and applicable prospectus supplement to third parties, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any commissions paid to agents.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

Sale Through Underwriters Or Dealers

If underwriters are used in an offering, the underwriters will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

9

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

If dealers are used in the sale of the securities covered by this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

Direct Sales and Sales Through Agents

We may sell the securities covered by this prospectus directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Polsinelli Shughart PC, Chicago, Illinois, will issue an opinion about the validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel who we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of HoganTaylor LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

10

Section 6.10 of our Bylaws makes mandatory that the Company will indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by our board of directors; or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law. In addition, Section 6.10 of our Bylaws allows, but does not make mandatory, that the Company indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Section 1 of Article Sixth of our Certificate of Incorporation includes such a provision stating that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director.

The indemnification provided for above provides for reimbursement of all losses of the indemnified party including, expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC Registration Fee	$5,730(1)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Transfer Agent and Registrar Fees and Expenses	$(2)
Trustee Fees and Expenses	$(2)
Printing and Engraving Fees	$(2)
Rating Agency Fees and Expenses	$(2)
Stock Exchange Fees	$(2)
Miscellaneous	$(2)
Total	$(2)

(1) Paid upon the initial filing of this Registration Statement with the SEC on May 31, 2012.

(2) Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15. Indemnification Of Directors And Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.10 of our Bylaws makes mandatory that the Company will indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by our board of directors; or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law. In addition, Section 6.10 of our Bylaws allows, but does not make mandatory, that the Company indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

II-1

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Section 1 of Article Sixth of our Certificate of Incorporation includes such a provision stating that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director.

The indemnification provided for above provides for reimbursement of all losses of the indemnified party including, expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

In addition, the Delaware General Corporation Law and our Bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

See Item 17 for information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws.

Item 16. Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

The Registrant hereby undertakes the following:

(a)    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-2

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pryor, State of Oklahoma, on May 31, 2012.

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Robert A. Snyder
Robert A. Snyder
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Robert A. Snyder and Keith R. Schroeder, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments and supplements to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) or otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 31, 2012.

SIGNATURE	CAPACITY

/s/ Jay Shuster	Chairman of the Board
Jay Shuster

/s/ Robert A. Snyder	Chief Executive Officer (Principal Executive Officer)
Robert A. Snyder	and Director

/s/ Gary P. Arnold	Director
Gary P. Arnold

/s/ Steven Berlin	Director
Steven Berlin

/s/ John G. Guttilla	Director
John G. Guttilla

/s/ Douglas E. Hailey	Director
Douglas E. Hailey

/s/ Jeff Schoen	Director
Jeff Schoen

/s/ Keith R. Schroeder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Keith R. Schroeder

II-5

EXHIBIT INDEX

Exhibit
Number	Description

1.1**	Form of underwriting agreement with respect to common stock, warrants and/or units.

3.1	Amended and Restated Certificate of Incorporation of Orchids Paper Products Company dated April 14, 2005, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-124173) filed with the SEC on April 19, 2005.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated June 19, 2007, incorporated by reference to Exhibit 3.1.1 to the Registrant's Form 10-Q (File No. 001-32563) filed with the SEC on August 14, 2007.

3.3	Amended and Restated Bylaws of the Registrant effective April 14, 2005, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-124173) filed with the SEC on April 19, 2005.

4.1**	Form of Warrant and/or Unit.

5.1*	Opinion of Polsinelli Shughart PC regarding the legality of the securities offered by this Registration Statement.

23.1*	Consent of HoganTaylor LLP.

23.2*	Consent of Polsinelli Shughart PC (included in Exhibit 5.1).

24.1*	Powers of Attorney of directors and certain officers of Registrant (included on signature pages herein).

* Filed herewith.

** Indicates document to be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference herein pursuant to a Current Report on Form 8-K or Form 10-Q in connection with an offering of securities.

II-6